Exhibit 10.2

                                 Promissory Note

FOR VALUE RECEIVED, 1412531 ONTARIO INC. (the "Purchaser") hereby acknowledges itself indebted and promises to pay to, or to the order of, EIEIHOME.COM INC. (the "Vendor") at 580 Granite Court, Pickering, Ontario, L1W 3Z4 or at such place within the Greater Toronto Area as the Vendor in writing designates, the principal amount of Seven Hundred Eighteen Thousand Eight Hundred Fifty dollars ($718,850.00), subject to adjustment as set out herein, in lawful money of the United States of America (the "Principal Amount") on the dates and manner hereinafter provided, together with interest thereon, all in accordance with and subject to the following provisions:

1.    Payment

Subject to section 3 hereof,

     (a) $65,350 shall be due and payable on or before 3 p.m. on July 21, 2000; and

     (b) the balance of the Principal Amount plus accrued interest shall be due and payable on or before 3 p.m. November 10, 2000. Up to 153,500 of such Principal Amount may be satisfied by surrender for cancellation of 8% Senior Subordinated Convertible Debentures of the Vendor, and delivery of releases from the holders of such debentures.

2.    Prepayment Bonus

      In the event that the Purchaser prepays $653,500 ($153,500 of which may be satisfied by surrender for cancellation of 8% Senior Subordinated Convertible Debentures of the Vendor, and delivery of releases from the holders of such debentures), on or before 3:00 p.m. on July 21, 2000 the Principal Amount of this Promissory Note plus interest payable thereon shall be deemed to have been repaid in full.

3.    Other Prepayments

      At all other times the Purchaser may prepay all or any portion of the Principal Amount outstanding at any time and from time to time without notice, penalty or bonus. Partial repayments of the Principal Amount will be applied in reduction of such balance in inverse order of maturity.

4.    Interest

     (a) The portion of the Principal Amount remaining unpaid from time to time shall bear interest at a rate of interest equal to 24% per annum accruing from the effective date hereof as well after as before maturity, default and judgment with interest on overdue interest at the same rate. Interest accruing as aforesaid shall be calculated and payable monthly on the 26th day of each month.

     (b) For the purposes of this Promissory Note, the Vendor acknowledges that (i) where the period to which any rate of interest applies is not a full calendar year, the normal yearly rate of interest shall be determined such rate by a fraction, the numerator of which is the number of days in the calendar year in which the last day of such period falls, and the denominator of which is the actual number of days in such period; and (ii) all interest calculations shall be made using the normal rate method and not the effective rate method and that the deemed re-investment principle shall not apply to such method; and (iii) where the rate of interest payable under this Promissory Note is found by a competent court of law to exceed the maximum rate of interest permitted by law, then during the time that the rate of interest would exceed the permissible limit, that part of each interest payment attributable to the portion of the interest rate that exceeds the permissible limit shall be deemed to be a prepayment of principal.

4.    Application of Payments

      Any amount paid in satisfaction of the indebtedness evidenced by this Promissory Note shall be applied firstly in satisfaction of any accrued and unpaid interest which is due and payable and any interest thereon, and then the remaining portion of such amount shall be applied in satisfaction of the Principal Amount owing hereunder.

5.    Events of Default

In the event that any of the following events occur:

     (1) the non-payment when due, whether at maturity, by acceleration or otherwise, of any sum due hereunder; or

     (2) eieiHome.Com Inc., an Ontario corporation, fails to observe or perform any term, covenant or agreement contained in a general security agreement (the "GSA") dated of even date herewith between the Purchaser, and the Vendor; or

     (3) Paul Dutton or Max Hahne fail to observe or perform any term, covenant or agreement contained in the pledge agreement (the "Pledge Agreement") dated of even date herewith between the Vendor and Paul Dutton and Max Hahne;

then so long as such event shall then be continuing, the Vendor may by notice to the Purchaser declare all indebtedness of the Purchaser hereunder immediately due and payable, whereupon the same shall become immediately due and payable, together with all interest accrued thereon and all other amounts payable hereunder with respect thereto without any further presentation, demand, protest or notice of any kind, all of which are expressly waived by the Purchaser; provided that the Purchaser shall have two business days to remedy any default unless in the opinion of the Vendor, acting reasonably, it is likely that the collateral which is the subject matter of the GSA or the Pledge Agreement is likely to be impaired or otherwise unavailable to satisfy the obligation hereunder during such notice period.

7.    General

     (a)   Assignment

This Promissory Note may not be assigned, transferred, or negotiated by the Vendor without the prior written consent of the Purchaser. This Promissory Note shall be binding upon and shall enure to the benefit of the Purchaser and the Vendor and their respective successors and assigns.

     (b)   Severability

Any provision of this Promissory Note which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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

     (c)   Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall only be effectively given if sent by prepaid registered or certified mail, facsimile or delivered:

            To:   the Vendor
                  Address:    580 Granite Court, Pickering, Ontario, L1W 3Z
                  Facsimile No.:    905-837-1139

            To:   the Purchaser
                  Address:    934 The East Mall, Suite 300, Toronto,  Ontario,
                  M9B 6J9
                  Facsimile No.:    416-352-5960

or to such other address or facsimile number of a party as it shall specify by notice to the other party pursuant to this section.

Any such communication given by mail will be deemed to have been received on the 5th Business Day after the date of mailing, or if by facsimile it shall be deemed to be given and received on the day transmitted, provided that such transmission occurs prior to 4:00 p.m. on a Business Day otherwise it will be deemed to have been received on the next following Business Day after transmission, provided further that printed or electronically stored confirmation of error-free completion and delivery of transmission is produced by the transmitting facsimile machine, and if delivered it shall be deemed to have been received on the date of delivery. If the person giving any such communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such Communication shall not be mailed but shall be given by personal delivery or by telex or telecopier transmittal.

     (d)   Governing Laws

This Promissory Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     (e)   Waiver of Benefits

The Purchaser hereby waives demand for payment, notice of default, presentment for payment, notice of dishonour, protest and notice of protest of this Promissory Note.

     (f)   Time of the Essence

Time shall in all respects be of the essence of this Promissory Note.

     (g)   Non-Waiver

The extension of the time for making any payment which is due and payable hereunder at any time or times or the failure, delay or omission on the part of the Vendor to exercise or enforce any rights or remedies of the Vendor hereunder or under any instrument securing payment of the indebtedness evidenced by this Promissory Note shall not constitute a waiver of the right of the Vendor to enforce such rights and remedies thereafter.

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

      IN WITNESS WHEREOF the Purchaser has executed this Promissory Note under the hand of its proper officer duly authorized in that behalf as of this 26th day of June, 2000.


                                    1412531 Ontario Inc.



                                    Per: /s/Paul Dutton
                                        ---------------
                                    Name:  Paul Dutton
                                    Title: Director


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